Exhibit 24.1

July 16, 2001


H. Allen Franklin, Gale E. Klappa, Tommy Chisholm and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of preferred and capital securities of a statutory business trust or trusts (or other special purpose entity or entities), guarantee or guarantees of the The Southern Company and debt securities of Southern Company Capital Funding, Inc. in an amount or amounts not to exceed an aggregate of $1,000,000,000.
         The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.
                                  Yours very truly,

                                  THE SOUTHERN COMPANY


                                  By /s/H. Allen Franklin
                                        H. Allen Franklin
                                     Chairman, President and
                                     Chief Executive Officer



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                                      - 2 -



     /s/Daniel P. Amos                          /s/Donald M. James
        Daniel P. Amos                             Donald M. James



      /s/Dorrit J. Bern                            /s/Zack T. Pate
         Dorrit J. Bern                               Zack T. Pate



    /s/Thomas F. Chapman                    --------------------------------
       Thomas F. Chapman                           Gerald J. St. Pe'



    /s/H. Allen Franklin                      /s/G. Edison Holland, Jr.
       H. Allen Franklin                         G. Edison Holland, Jr.



     /s/Bruce S. Gordon                           /s/Gale E. Klappa
        Bruce S. Gordon                              Gale E. Klappa



    /s/L. G. Hardman III                          /s/Tommy Chisholm
       L. G. Hardman III                             Tommy Chisholm



     /s/Elmer B. Harris                           /s/W. Dean Hudson
        Elmer B. Harris                              W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.


                               - - - - - - - - - -

          RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, that the Company, the members of its Board of Directors and its officers grant their several powers of attorney to H. Allen Franklin, Gale E. Klappa, Tommy Chisholm and Wayne Boston;

                               - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on July 16, 2001, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  July 16, 2001                         THE SOUTHERN COMPANY


                                             By /s/Tommy Chisholm
                                                  Tommy Chisholm
                                                   Secretary